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                                   EXHIBIT 21

            Furon Company Significant and Certain Other Subsidiaries

                                February 1, 1997



                                                         State or Other Jurisdiction of
      Name of Subsidiary                                 Incorporation or Organization
      ------------------                                 -----------------------------
      MEDEX, INC. AND SUBSIDIARIES:

      Medex, Inc.                                                 Ohio
      Ashfield Medical Systems Limited                            United Kingdom
      Medex Exports, Inc.                                         Virgin Islands
      Medex Medical France SARL                                   France
      Medex Medical GmbH                                          Germany
      Medex Medical S.r.l.                                        Italy
      Medex Medical, Inc.                                         Ohio
      Medex Medical Limited                                       United Kingdom
      Medex Medical Instrumentation, Inc.                         Ohio

      OTHER:

      Bunnell Plastics, Inc.*                                     New Jersey
      CHR Industries, Inc.*                                       Connecticut
      Dixon Industries Corporation*                               Rhode Island
      Fluorocarbon Components, Inc.*                              New York
      Fluorocarbon Foreign Sales Corporation                      Barbados
      Furon B.V.                                                  Netherlands
      Furon Europe, S.A.                                          Belgium
      Furon Limited                                               England
      Furon Seals N.V./S.A.                                       Belgium
      Furon S.A.                                                  Belgium
      Sepco Corporation*                                          California

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*  A general business corporation with a wholly owned domestic subsidiary.





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